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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   Form 8-K


                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  December 20, 2000



                       Leap Wireless International, Inc.
            (Exact name of registrant as specified in its charter)




          Delaware                     0-29752                   33-0811062
(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                       Identification No.)


10307 Pacific Center Court, San Diego, California                   92121
    (Address of Principal Executive Offices)                      (Zip Code)

      Registrant's telephone number, including area code:  (858) 882-6000
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     This Current Report on Form 8-K is filed by Leap Wireless International,
Inc., a Delaware corporation (the "Company"), in connection with the matters described herein.

Item 5.  Other Events.

     On December 21, 2000, the Company publicly disseminated a press release announcing that the Company had entered into a common stock purchase agreement for the sale of up to $250 million of the Company's common stock. The shares of common stock have been registered pursuant to an effective Registration Statement on Form S-3 (File No. 333-45388). Pursuant to the common stock purchase agreement, the Company may, at its discretion, sell to Acqua Wellington North American Equities Fund, Ltd. ("Acqua Wellington") up to $250 million of the Company's common stock at a small discount to the then current market price ranging from 4 to 5 1/2 percent depending on the Company's market capitalization at the time of the draw. Under certain circumstances, the total sales under the common stock purchase agreement may exceed $250 million.

     The foregoing description is qualified in its entirety by reference to the following documents, each of which is incorporated herein by reference: (i) the Common Stock Purchase Agreement, dated as of December 20, 2000, by and between the Company and Acqua Wellington, a copy of which is attached hereto as Exhibit 10.1, and (ii) the Company's press release, dated December 21, 2000, a copy of which is attached hereto as Exhibit 99.1.

Item 7.  Exhibits.

(c)     Exhibits.

          Exhibit
          Number                       Description of Exhibit
          -------                      ----------------------
           10.1 Common Stock Purchase Agreement, dated as of December 20, 2000, by and between the Company and Acqua Wellington.

           99.1            The Company's press release, dated December 21, 2000.
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                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2000                       LEAP WIRELESS INTERNATIONAL, INC.



                                        By:   /s/ JAMES E. HOFFMANN
                                              ---------------------------------
                                              James E. Hoffmann
                                              Senior Vice President, General
                                              Counsel and Secretary
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                                 EXHIBIT INDEX


          Exhibit
          Number                       Description of Exhibit
          -------                      ----------------------
           10.1 Common Stock Purchase Agreement, dated as of December 20, 2000, by and between the Company and Acqua Wellington.

           99.1            The Company's press release, dated December 21, 2000.